EXHIBIT 10(i)

OXIS INTERNATIONAL, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of January 14, 2004 by and among OXIS International, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF NOTES AND WARRANTS

1.1 Issuance of Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing a convertible promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to such Closing set forth opposite such Investor’s name on Exhibit A attached hereto. The Notes shall be in the form of Exhibit B attached hereto. In payment for the Note and the related Warrant described in Section 1.2, each Investor shall pay to the Company an amount of cash in United States dollars equal to the Principal Amount (the “Purchase Price”).

1.2 Issuance of Warrants. Subject to the terms and conditions of this Agreement, at each Closing, the Company shall issue to each Investor that has purchased a Note hereunder, with respect to each such Note, a warrant (the “Warrant”), in the form of Exhibit C attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted for stock splits, recapitalizations or other similar events) calculated as follows:

Number of shares of

Common Stock             =             (Principal Amount of the Note) x (1.25)

issuable upon

exercise of the

Warrant

The Warrant shall, unless sooner terminated as provided therein, have a term of five (5) years from the date of issuance. The exercise price for each share of Common Stock covered by the Warrant shall be the Stock Purchase Price (as defined below) (subject to adjustment as set forth in the Warrant).

1.3 Stock Purchase Price. For purposes of this Agreement, “Stock Purchase Price” shall mean US$0.50 per share of the Common Stock.

SECTION 2

CLOSINGS

2.1 Initial Closing. The initial closing of the purchase and sale of Notes and Warrants hereunder (the “Initial Closing”) shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304 on the date of this Agreement, or at such other place and date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all Notes to be issued at the Initial Closing.

2.2 Subsequent Closings. The Company may issue and sell Notes in the aggregate principal amount of one million dollars (US$1,000,000) and related Warrants hereunder. Subsequent to the Initial Closing and subject to the foregoing limitation, the Company may issue and sell additional Notes and Warrants to such additional investors as it shall select in its sole and absolute discretion. Any such additional investor shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed an Investor hereunder. All additional Investors and all additional Purchase Prices invested hereunder shall be reflected on Exhibit A, which shall be automatically amended without any further action by any party hereto. The closing of the purchase and sale of such additional Notes and Warrants hereunder shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, on such date or at such other place as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all Notes to be issued at such closing (which each such date and place, together with the Initial Closing, are designated as a “Closing”).

2.3 Delivery. At each Closing (i) each Investor participating in such Closing shall deliver to the Company a check or wire transfer of immediately available United States funds in the amount of such Investor’s Purchase Price with respect to such Closing, and (ii) the Company shall execute and deliver to each such Investor (A) a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing and (B) a Warrant reflecting the number of shares purchasable as set forth in Section 1.2 hereof and the Stock Purchase Price. Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to an Investor.

2.4 Escrow. The Company and the Investors hereby appoint the law firm of Morrison & Foerster LLP as Escrow Agent under this Agreement, and the Escrow Agent accepts such appointment, pursuant to the terms and conditions hereof.

(a) At least one business day prior to each Closing, each Investor shall wire transfer such Investor’s Purchase Price into the attorney trust account of the Escrow Agent. The Escrow Agent shall hold the Purchase Price in escrow and use reasonable efforts to place the funds in an interest bearing money market or bank account (the “Escrowed Funds”), but the Escrow Agent shall not be liable for any reasonable delay in investing, reinvesting or distributing the Purchase Price, or any interest earned thereon, or for any loss incurred by reason of any such investments. Interest accrued on the Escrowed Funds shall be disbursed in the same manner as the Escrowed Funds.

(b) The Escrow Agent shall disburse the Escrowed Funds in accordance with non-conflicting, written instructions (by letter, fax, electronic mail or other method acceptable to the Escrow Agent) from each Investor or its counsel. Until such instructions authorize disbursement to the Company, the Company shall have no right to or interest in the Escrowed Funds. Additional terms and provisions relating to the Escrow Agent are set forth in Section 8.11 hereof.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor hereby represents, warrants and covenants to the Company as follows:

3.1 Organization; Valid Existence; Qualification. Investor is a [                        ] duly organized and validly existing under the laws of [            ]. Investor has all requisite corporate power and authority to own and operate its properties and assets and to carry on business as now conducted and as presently proposed to be conducted, and to execute and deliver this Agreement, to purchase the Note, the Warrants and the Common Stock issuable upon the conversion of the Note or the exercise of the Warrants (collectively, the “Securities”) hereunder and to carry out the provisions of this Agreement.

3.2 Authorization. Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Investor enforceable against it in accordance with its terms.

3.3 Purchase for Own Account. Such Investor represents that it is acquiring the Securities solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4 Disclosure of Information. Such Investor has received or had public access to all the information it considers necessary or appropriate for deciding whether to acquire the Securities, including but not limited to all information concerning the Company made publicly available with the Securities and Exchange Commission (“SEC”). Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.5 Investment Experience. Such Investor represents that it is an investor in securities of companies in private placement transactions of securities of companies in a similar stage of development or financial crisis and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.6 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.7 Restrictions on Transfer. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. In particular, such Investor is aware that the Securities may not be sold pursuant to SEC Rule 144 unless all of the conditions of that rule are met. Among the conditions for use of SEC Rule 144 may be the availability of current information to the public about the Company. Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.9 Reliance Upon Investor’s Representations. Investor understands that the Securities have not been registered under the Act on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investor’s representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

3.10 Legends.

It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b) Any legend required by the Bylaws of the Company or applicable state securities laws.

3.11 Brokerage. The Company shall have the right in its sole discretion, but not the obligation, to pay any brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Investor. Each Investor agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such brokerage commissions or finder’s fees or similar compensation not paid by the Company in its discretion.

3.12 SEC Reports. Following each Closing, as applicable, Investor will timely file all documents required to be filed by it (if any) with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the purchase of the Securities.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the State of Oregon.

4.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or will be taken prior to the Initial Closing. Each of this Agreement, the Notes and the Warrants constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act.

4.4 Valid Issuance Common Stock. The shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms of the Notes and Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.

SECTION 5

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT EACH CLOSING

The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before each Closing as specified below of each of the following conditions unless waived by the Company:

5.1 Payment of Purchase Price. The Investor shall have delivered payment of the aggregate Purchase Price of the Notes and Warrants to be purchased by it at each Closing as set forth in Section 2.3.

5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement will be duly obtained and effective as of the applicable Closing.

5.3 Board of Director Approval. The Company’s Board of Directors shall have approved and authorized the execution and delivery of this Agreement and the Closing and sale of the Notes and Warrants hereunder.

SECTION 6

RESTICTIONS ON TRADING AND DISCLOSURE OF CONFIDENTIAL

INFORMATION

6.1 Nondisclosure Agreement. The Company has delivered to each Investor a summary of its financial results for the quarter ended December 31, 2003 (the “Confidential Information”). Each Investor acknowledges and agrees not to disclose or use such Confidential Information, or otherwise trade in any securities of the Company, until such financial results have been publicly announced in a filing by the Company with the SEC.

6.2 No Short Sales. Each Investor agrees that it will not, directly or indirectly engage in any short selling of the Company’s Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC), or other hedging transactions which effect substantially the same result as a short sale of such shares, for a period from the date hereof until the Note issued to such Investor hereunder has been canceled or converted in full according to its terms.

SECTION 7

REGISTRATION RIGHTS

7.1 Registrable Securities. The term “Registrable Securities” means any shares of Common Stock issuable upon conversion of the Notes held by Investors or issuable upon exercise of the Warrants held by Investors or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any shares shall cease to be Registrable Securities when they are (i) previously sold pursuant to a registered public offering; (ii) previously sold pursuant to an exemption from the registration requirements of the Act under which the transferee does not receive “restricted securities;” (iii) previously sold in a private transaction in which the registration rights granted under this Agreement are not assigned; or (iv) eligible for sale without registration by such Holder within any three (3) month period pursuant to SEC Rule 144.

7.2 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register, at the request of other Company stockholders, for resale on Form S-3 any of its Common Stock within two (2) years of the date hereof, the Company shall, at such time, promptly give each person owning Registrable Securities (each a “Holder” hereunder) written notice of such registration. Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of the Company’s notice, the Company shall cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.2 if Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders. In connection with any offering involving an underwriting of securities, the Company shall not be required under this Section 7.2 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow.

7.3 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration, not to exceed one hundred eighty (180) days, specified by the Company and the managing underwriter of a firm commitment public offering of the Company’s Common Stock registered under the Securities Act (a “Public Offering”), it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in the registration.

SECTION 8

MISCELLANEOUS

8.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the State of Oregon and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.6 by giving the other party written notice of the new address in the manner set forth above.

8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9 Publicity. Neither party shall make any press release, statement to the press, the public or other announcement concerning this Agreement nor the transactions contemplated hereby prior to publicly announcing this transaction in a filing by the Company with the SEC. After the Company has disclosed this transaction in a filing with the SEC, each party shall cooperate with the other party in making any press release, statement to the press, the public or other announcement concerning this Agreement or the transactions contemplated hereby.

8.10 Expenses. The Company shall reimburse the reasonable fees of one special counsel for the Investors, not to exceed ten thousand dollars (US$10,000) in the aggregate, and shall, upon receipt of a bill therefor, reimburse the reasonable, pre-approved, out-of-pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, any Note or any Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.11 Additional Terms Regarding Escrow Agent.

(a) It is agreed that the duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for its willful misconduct. Subject to the immediately preceding sentence, the Company and each Investor hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder. The Escrow Agent is acting only as a stakeholder with respect to the Purchase Price.

(i) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive any notice, advice, direction, or other document from any other party which, in the Escrow Agent’s opinion, is in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Escrow Agent’s best efforts to keep safely and preserve the Escrowed Funds (and to keep same invested in the same manner as set forth above) until the Escrow Agent shall be directed otherwise in writing by both the Company and each of the Investors or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which, by lapse of time or otherwise, is no longer subject to appeal, but the Escrow Agent shall be under no duty to institute or to defend any proceeding, although the Escrow Agent may, in the Escrow Agent’s discretion and at the equal expense of the Company, on the one hand, and the Investors, on the other hand, institute or defend such proceedings. In the alternative, the Escrow Agent may, in its sole discretion, institute an interpleader action for declaratory judgment in a court of competent jurisdiction and simultaneously deposit the Escrowed Funds with the court. Upon the commencement of such an action, all liability of the Escrow Agent shall be terminated, subject to Section 8.11(a), and none of the parties shall have any claim whatsoever against the Escrow Agent.

(ii) Notwithstanding any provision hereof, the Escrow Agent’s duties under this Agreement to deal with the Escrowed Funds shall not be affected by its knowledge of the existence or incipience of any dispute with respect to the Escrowed Funds, and the Escrow Agent shall be fully indemnified by the Company for all damages and expenses suffered or incurred by it resulting from or arising out of the delivery by the Escrow Agent of the Escrowed Funds to the Company or any Investor in such circumstances.

(iii) If the Escrow Agent shall resign as the escrow agent hereunder, a successor escrow agent shall be promptly appointed jointly by the Company and each of the Investors. The Escrow Agent may at any time give written notice of resignation (the “Resignation Notice”) to the other parties hereto. Such resignation shall take effect when the successor escrow agent accepts in writing its appointment as successor escrow agent and receives the Escrowed Funds from the Escrow Agent or, upon disposition of the Escrowed Funds, in accordance with non-conflicting, written instructions of the Company and each Investor or its counsel. If no successor escrow agent has been appointed and has accepted the Escrowed Funds within fifteen days after the Resignation Notice is sent, the Escrow Agent may deposit the Escrowed Funds with the clerk of any state court located within the County of Santa Clara in the State of California, whereupon the resigning Escrow Agent shall be discharged of and from any and all further obligations hereunder, subject to Section 8.11(a).

(iv) The Company and each Investor authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court.

(b) The Escrow Agent’s responsibilities and liabilities hereunder will terminate upon the delivery of the Escrowed Funds under any provision of this Agreement. Nothing contained herein shall act as a disclaimer of responsibility by Escrow Agent for its own willful misconduct.

(c) Each Investor represents that, prior to the execution of this Agreement, it was advised that the Escrow Agent represented the Company and continues to represent the Company as its attorney in connection with this Agreement and other transactions, and the parties hereto hereby acknowledge and waive any actual or potential conflict of interest arising from the Escrow Agent’s continuing to act as either attorney in connection with any dispute hereunder and any other matter, or as the Escrow Agent hereunder.

(d) Except as provided hereafter, the Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably and in good faith believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

(e) The Escrow Agent shall not be responsible for the sufficiency and accuracy, the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

(f) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its willful misconduct. The Escrow Agent may at the equal expense of the Company, on the one hand, and the Investors, on the other hand, consult with counsel of its own choice (including any partner or associate of the Escrow Agent) and shall have full and complete authorization and protection for any action taken or suffered by it in good faith and in accordance with the opinion or advice of such counsel.

8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

* * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

OXIS INTERNATIONAL, INC.

By:
Ray R. Rogers, Chairman and Chief
Executive Officer

Address: OXIS International, Inc.
6040 N. Cutter Circle, Suite 317
Portland, OR 97217
Facsimile:
Telephone:

INVESTOR:

[NAME OF INVESTOR]

By:

Name:

Title:

Address: [NAME OF INVESTOR]

Facsimile:
Telephone:

Taxpayer ID:

EXHIBIT A

SCHEDULE OF INVESTORS

Closing Dated: January 14, 2004

Investor Name	Principal Amount